Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant☒

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GENERATION ASIA I ACQUISITION LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

OF

GENERATION ASIA I ACQUISITION LIMITED

Dated April 3, 2024

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2024, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All other information in the Proxy Statement remains unchanged.

As provided in the Proxy Statement, the Company is soliciting shareholders approval of, among other things, the extension of the combination period to consummate an initial business combination (the “Extension”) and the other matters as described in the Proxy Statement. The purpose of the following supplemental disclosures is to provide information about the new deadline for submission of written requests to exercise redemption rights in connection with the vote on the Extension and the other matters described in the Proxy Statement. Terms used herein, unless otherwise defined, have the meanings set forth in the Proxy Statement.

DESCRIPTION OF SUPPLEMENT

As previously disclosed in the Proxy Statement, the deadline to submit written requests to exercise the redemption rights in connection with the vote on the Business Combination and the other matters described in the Proxy Statement, was initially stated as 5:00 pm, Eastern time, on April 11, 2024. This is to clarify that the deadline to exercise the redemption rights of the Company’s public shareholders shall be 5:00 pm, Eastern time, on April 12, 2024 (two business days prior to the initially scheduled date of the Shareholders Meeting)

IMPORTANT NOTICES

About Generation Asia I Acquisition Limited

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “business combination”). While the Company may pursue a business combination with a company in any industry, sector or geographic region (excluding Mainland China subject to certain exceptions), the Company intends to focus its search on a target that is at least partially owned by a financial sponsor(s) with operations or prospective operations in the technology, media & telecommunications, business services, or consumer sectors across Asia, in particular North Asia and Southeast Asia.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to (i) the continued extension of the period of time that the Company has to consummate a business combination, (ii) the plan for and consummation of an initial business combination and (iii) the anticipated use of the net proceeds. Forward-looking statements are subject to numerous risks, uncertainties and conditions, many of which are beyond the control of the Company, including whether the sponsor will continue to elect to extend the period of time that the Company has to consummate a business combination, as well as those set forth in the “Risk Factors” section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

Katherine Chan
Telephone: +852 2131 8900
Email: kchan@gen-mgmt.com